UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2014

Symantec Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2014 Annual Meeting of Stockholders was held on October 28, 2014. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal 1: Election of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael A. Brown	539,933,006	10,565,703	1,082,893	54,636,201
Frank E. Dangeard	538,733,644	11,599,268	1,248,690	54,636,201
Geraldine B. Laybourne	537,514,059	12,952,027	1,116,516	54,636,201
David L. Mahoney	533,089,228	17,366,085	1,126,289	54,636,201
Robert S. Miller	531,580,403	18,875,178	1,126,021	54,636,201
Anita M. Sands	542,256,982	8,208,225	1,116,395	54,636,201
Daniel H. Schulman	535,320,194	15,138,178	1,123,230	54,636,201
V. Paul Unruh	540,828,212	9,618,389	1,135,001	54,636,201
Suzanne M. Vautrinot	542,270,149	8,189,321	1,122,132	54,636,201

Each of the nine nominees were elected to the Board of Directors, each to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected or until his or her earlier resignation or removal.

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year:

Votes For	Votes Against	Abstentions	Broker Non-Votes
599,840,372	5,299,999	1,077,432	0

The appointment was ratified.

Proposal 3: Advisory vote to approve the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
419,422,258	130,780,250	1,379,094	54,636,201

The proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Dated: October 30, 2014	By:	/S/ GREGORY KING
		Name:	Gregory King
		Title:	Vice President, Corporate Legal Services
and Assistant Secretary